UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
In connection with the appointment of Thomas W. Dickson, Todd E. Diener, James C. Pappas and Joshua E. Schechter as directors (as described in Item 5.07 below) of The Pantry, Inc. (the “Company”), they will enter into the Company’s standard form of indemnification agreement, which agreement generally requires the Company to indemnify Mr. Dickson, Mr. Diener, Mr. Pappas and Mr. Schechter to the fullest extent permitted by law. Among other things, the indemnification agreement requires the Company to indemnify Mr. Dickson, Mr. Diener, Mr. Pappas and Mr. Schechter, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services as a director or officer, as applicable, of the Company, or as a director or officer of any other company or enterprise to which Mr. Dickson, Mr. Diener, Mr. Pappas or Mr. Schechter provides services at the Company’s request.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 13, 2014. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated February 13, 2014. On March 13, 2014, the Company issued a press release announcing the preliminary results of its Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Proposal 1: Election of nine nominees to serve as directors each for a term of one year or until the election and qualification of his or her successor. The votes were cast as follows:

Name	Votes For	Votes Withheld
Robert F. Bernstock	3,270,268	41,421
Thomas W. Dickson	18,592,900	2,250,386
Wilfred A. Finnegan	18,432,232	2,411,054
Kathleen R. Guion	18,595,720	2,247,566
Dennis G. Hatchell	18,592,600	2,250,686
Edwin J. Holman	3,090,342	67,895
Terry L. McElroy	18,442,500	2,400,786
Mark D. Miles	18,430,612	2,412,674
Thomas M. Murnane	3,116,916	41,321
Todd E. Diener	17,647,134	37,915
James C. Pappas	16,562,358	1,122,691
Joshua E. Schechter	9,018,255	8,513,342

Abstentions: 0

Nine director nominees were duly elected. They are as follows: Thomas W. Dickson, Todd E. Diener, Wifred A. Finnegan, Kathleen R. Guion, Dennis G. Hatchell, Terry L. McElroy, Mark D. Miles, James C. Pappas and Joshua E. Schechter.

Proposal 2: Advisory (nonbinding) vote to approve named executive officer compensation (“say-on-pay”). The votes were cast as follows:

	Votes For	Votes Against	Abstain
Advisory (nonbinding) vote on executive compensation	19,672,177	489,431	681,678

Proposal 2 was approved on an advisory basis.

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 25, 2014. The votes were cast as follows:

	Votes For	Votes Against	Abstain
Ratification of appointment of Independent Public Accountants	20,156,993	131,299	554,995

Proposal 3 was approved.

Proposal 4: Consider on an advisory (nonbinding) basis a stockholder proposal requesting a human rights report. The votes were cast as follows:

	Votes For	Votes Against	Abstain
Advisory (nonbinding) vote on a stockholder proposal requesting a human rights report	6,757,899	11,602,724	2,482,661

Proposal 4 was not approved.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.     Description
99.1     Press Release dated March 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ B. Clyde Preslar
B. Clyde Preslar Senior Vice President, Chief Financial Officer

Date: March 19, 2014

EXHIBIT INDEX

Exhibit No.     Description
99.1     Press Release dated March 13, 2014